INTER-TEL, INCORPORATED
                          1997 LONG-TERM INCENTIVE PLAN

                  ARTICLE 1 PURPOSE

                  1.1. GENERAL. The purpose of the Inter-Tel, Incorporated Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Inter-Tel, Incorporated, (the "Company") by linking the personal interests of its key employees to those of Company shareholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees of the Company and its Subsidiaries.

                  ARTICLE 2 EFFECTIVE DATE

                  2.1. EFFECTIVE DATE. The Plan is effective as of February 24, 1997 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Arizona Corporation Law and the Company's Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.


                  ARTICLE 3 DEFINITIONS AND CONSTRUCTION

                  3.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                           (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                           (b) "Award  Agreement"  means any  written agreement,
                  contract, or other instrument or document evidencing an Award.

                           (c) "Board" means the Board of Directors of the Company.

                           (d) "Change of Control"  means and  includes  each of
                  the following:

                                    (1) A change of control of the  Company of a
                  nature  that would be  required  to be reported in response to
                  Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;


                                    (2) A  change  of  control  of  the  Company
                  through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                                    (3) Any merger,  consolidation,  dissolution
                  or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                                    (4) The  shareholders of the Company approve
                  any plan or proposal for the liquidation or dissolution of the Company; or

                                    (5)  Substantially  all of the assets of the
                  Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member;


                                    (6) A majority of the Board in office at the
                  beginning of any thirty-six (36) month period is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board as constituted at the beginning of such thirty-six (36) month period.

The foregoing events shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office as of the Effective Date ("Incumbents"), those serving on the Board pursuant to nomination or appointment thereto by a majority of Incumbents ("Successors"), and those serving on the Board pursuant to nomination or appointment thereto by a majority of a Board composed of Incumbents and/or Successors.

                           (e) "Code" means  the Internal  Revenue Code of 1986,
                  as amended from time to time.

                           (f) "Committee" means the committee of the Board described in Article 4.

                           (g) "Disability" shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

                           (h) "Dividend  Equivalent" means a right granted to a
                  Participant under Article 11.

                           (i) "Fair  Market  Value" means with respect to Stock
                  or any other property, the fair market value of such Stock or other property as determined by the Committee in its discretion, under one of the following methods: (1) the average of the closing bid and asked prices for the Stock as reported on the NASDAQ National Market System (or any other national securities exchange on which the Stock is then listed) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported; or (2) the price as determined by such methods or procedures as may be established from time to time by the Committee.

                           (j) "Incentive  Stock Option" means an Option that is
                  intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                           (k) "Non-Qualified Stock Option" means an Option that
                  is not intended to be an Incentive Stock Option.

                           (l) "Option"  means a right  granted to a Participant
                  under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                           (m) "Other Stock-Based Award" means a right,  granted
                  to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

                           (n) "Participant" means a person who, as an officer or key employee of the Company or any Subsidiary, has been granted an Award under the Plan.

                           (o) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                           (p) "Plan"  means the  Inter-Tel,  Incorporated  1997
                  Long-Term Incentive Plan, as amended from time to time.

                           (q) "Restricted Stock Award" means Stock granted to a
                  participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                           (r) "Stock" means the common stock of the Company and
                  such other securities of the Company that may be substituted for Stock pursuant to Article 13.

                           (s) "Stock Appreciation Right" or "SAR" means a right
                  granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                           (t) "Subsidiary"  means any corporation,  domestic or
                  foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                  ARTICLE 4 ADMINISTRATION

                  4.l. COMMITTEE. The Plan shall be administered by the Board or one or more Committees appointed by, and serving at the discretion of the Board (referred herein collectively as the "Administrator").

                           (a) Multiple  Administrative  Bodies. The Plan may be
                  administered by different Committees with respect to different groups of employees.

                           (b) Section 162(m). To the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                           (c) RULE 16b-3.  To the extent  desirable  to qualify
                  transactions hereunder as exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                           (d) Other Administration. Other than as provided above, the Plan shall be administered by the Board or a Committee serving at the discretion of the Board, which committee shall be constituted to satisfy all applicable laws.

                  4.2. ACTION BY COMM1TTEE. A majority of a Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of a Committee in lieu of a meeting shall be deemed the acts of such Committee. Each member of a Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

                  4.3. AUTHORITY OF ADMINISTRATOR. The Administrator has the exclusive power, authority and discretion to:

                           (a) Designate Participants;

                           (b) Determine the type or types of Awards to be granted to each Participant;

                           (c) Determine the number of Awards to be granted and thenumber of shares of Stock to which an Award will relate;

                           (d) Determine  the terms and  conditions of any Award
                  granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Administrator in its sole discretion determines;

                           (e) Determine whether, to what extent, and under what
                  circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                           (f) Prescribe the form of each Award Agreement, which
                  need not be identical for each Participant;

                           (g) Decide all other  matters that must be determined
                  in connection with an Award;

                           (h)   Establish,   adopt  or  revise  any  rules  and
                  regulations   as  it  may  deem   necessary  or  advisable  to
                  administer the Plan; and

                           (i) Make all other decisions and determinations  that
                  may be required under the Plan or as the Administrator deems necessary or advisable to administer the Plan.

                  4.4. DECISIONS BINDING. The Administrator's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

                  ARTICLE 5 SHARES SUBJECT TO THE PLAN

                  5.1.  NUMBER OF SHARES.  Subject  to  adjustment  provided  in
Section 1 5.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be one million two hundred thousand (1,200,000).

                  5.2. LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

                  5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

                  5.4. LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over the term of the Plan shall be five hundred thousand (500,000).

                  ARTICLE 6 ELIGIBILITY

                  6.1. GENERAL. Awards may be granted only to individuals who are officers or other key employees (including employees who also are directors or officers) of the Company or a Subsidiary, as determined by the Administrator.

                  ARTICLE 7 STOCK OPTIONS

                  7.1. GENERAL. The Administrator is authorized to grant Options to Participants on the following terms and conditions:

                           (a) Exercise  Price.  The exercise price per share of
                  Stock   under   an   Option   shall  be   determined   by  the
                  Administrator.

                           (b)   Time   and   Conditions   of   Exercise.    The
                  Administrator shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six (6) months following the date of the grant of such Option. The Administrator also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                           (c) Payment.  The  Administrator  shall determine the
                  methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including net issuance or other "cashless" exercise arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Administrator pursuant to the preceding sentence, the Administrator may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Administrator.

                           (d) Evidence of Grant. All Options shall be evidenced
                  by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Administrator.

                  7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                           (a) Exercise  Price.  The exercise price per share of
                  Stock shall be set by the Administrator, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                           (b) Exercise.  In no event,  may any Incentive  Stock
                  Option be exercisable for more than ten (10) years from the date of its grant.

                           (c) Lapse of Option.  An Incentive Stock Option shall
                  lapse under the following circumstances:

                                    (1) The  Incentive  Stock Option shall lapse
                  ten (10) years after it is granted, unless an earlier time is set in the Award Agreement.

                                    (2) The  Incentive  Stock Option shall lapse
                  upon termination of employment for any reason, except that the Administrator may in its discretion permit a Participant to exercise all or any portion of the Incentive

                  Stock Option for a period of up to ninety (90) days after the Participant's termination of employment, except in the case of the Participant's termination of employment due to Disability, in which case the Incentive Stock Option shall lapse twelve
                  (12) months after the date the Participant terminates employment.

                                    (3)  If  the  Participant  dies  before  the
                  Option lapses pursuant to paragraph (1) or (2), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) fifteen
                  (15) months after the date of the Participant's death. Upon the Participant's death, any vested and otherwise exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

                           (d) Incentive Stock Option Limitation. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000.00, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7.2(d), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Stock shall be determined as of the time the Option with respect to such shares of Stock is granted.

                           (e) Ten Percent  Owners.  An  Incentive  Stock Option
                  shall not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company.

                           (f) Expiration of Incentive  Stock Options.  No Award
                  of an Incentive Stock Option may be made pursuant to this Plan after April 23, 2007.

                           (g)  Right  To  Exercise.   During  a   Participant's
                  lifetime, an Incentive Stock Option may be exercised only by the Participant.

                  ARTICLE 8 STOCK APPRECIATION RIGHTS

                  8.1. GRANT OF SARs. The Administrator is authorized to grant SARs to Participants on the following terms and conditions:

                           (a) Right to  Payment.  Upon the  exercise of a Stock
                  Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                                    (1) The Fair  Market  Value of one  share of
                  Stock on the date of exercise; over

                                    (2)   The   grant   price   of   the   Stock
                  Appreciation Right as determined by the Administrator, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

                           (b) Other  Terms.  All  awards of Stock  Appreciation
                  Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Administrator at the time of the grant of the Award and shall be reflected in the Award Agreement.

                  ARTICLE 9 PERFORMANCE SHARES

                  9.1. GRANT OF PERFORMANCE SHARES. The Administrator is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Administrator. The Administrator shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

                  9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Administrator, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Administrator shall establish at grant or thereafter. The Administrator shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

                  9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Administrator and reflected in the Award Agreement.

                  ARTICLE 10 RESTRICTED STOCK AWARDS

                  10.1.  GRANT  OF  RESTRICTED   STOCK.  The   Administrator  is
authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Administrator. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

                  10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

                  10.3. FORFEITURE. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Administrator may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

                  10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

                  ARTICLE 11 DIVIDEND EQUIVALENTS

                  11.1. GRANT OF DIVIDEND EQUIVALENTS. The Administrator is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Administrator. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Administrator. The Administrator may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                  ARTICLE 12 OTHER STOCK-BASED AWARDS

                  12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Administrator shall determine the terms and conditions of such Awards.

                  ARTICLE 13 PROVISIONS APPLICABLE TO AWARDS

                  13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Administrator may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

                  13.2. EXCHANGE PROVISIONS. The Administrator may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Administrator determines and communicates to the Participant at the time the offer is made.

                  13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Administrator, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

                  13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Administrator determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Administrator. The Administrator may also authorize payment in the exercise of an Option by net issuance or other cashless exercise methods.

                  13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Administrator may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals, subject to such restrictions, limitations, or conditions as the Administrator deems to be appropriate.

                  13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a jurisdiction in which community property laws apply, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than fifty percent (50%) of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

                  13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                  13.8. TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Administrator may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

                  13.9. ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of this Plan and the Award Agreement.

                  13.10. ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully vested, exercisable and all restrictions on outstanding Awards shall lapse; provided, however, that with respect to any

Change of Control in which the outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall terminate upon the occurrence of the Change of Control, each Participant shall fully vest and have exercisable such Awards prior to the occurrence of such Change of Control.

                  ARTICLE 14 CHANGES IN CAPITAL STRUCTURE

                  14.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                  ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION

                  15.1. AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Administrator may terminate, amend or modify the Plan. However, without approval of the shareholders of the Company (as may be required by the Code, a national securities exchange or quotation system on which the stock can be listed or reported or any other applicable law or regulation), no such termination, amendment, or modification may:

                           (a) Materially increase the total number of shares of
                  Stock that may be issued under the Plan, except as provided in
                  Section 14.1;

                           (b) Materially  modify the  eligibility  requirements
                  for participation in the Plan; or

                  15.2. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                  ARTICLE 16 GENERAL PROVISIONS

                  16.1. NO RIGHTS TO AWARDS. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Administrator is obligated to treat Participants and employees uniformly.

                  16.2. NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

                  16.3. WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy United States Federal, state, and local taxes (including the Participant's FICA obligation and any withholding obligation imposed by any country other than the United States in which the Participant resides) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, the Administrator may, in its sole and absolute discretion, permit a Participant to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Administrator establishes. The Administrator may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

                  16.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                  16.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

                  16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                  16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

                  16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                  16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  16.10. FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

                  16.11. SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Administrator.

                  16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                  16.13. GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.
                                       23